ADDENDUM TO SERVICES AGREEMENT

THIS ADDENDUM to SERVICES AGREEMENT (the "Addendum") is made and entered into on this 3rd day of May, 2018,
BY and BETWEEN:
1.
HCi Viocare, a company incorporated pursuant to the laws of the State of Nevada, USA, having an office at Kintyre House, 209 Govan Road, Glasgow, Scotland, UK G51 1HJ, with company registration number E0214052007-4 (hereinafter the "Company");

2.	Nikolaos Gemelos, an individual residing at Thetidos 4, Varkiza, 16672, Greece, holder of the Hellenic Passport No AK3381706 issued on 29/11//2013 (hereinafter the "Consultant").
WHEREAS the Company and the Consultant (the "Parties") entered into the Services Agreement (the "Agreement") dated January 16, 2018;
WHEREAS the Parties desire to modify and supplement the Agreement on the terms and conditions set forth in this Addendum.

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement. All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum. Any inconsistency between the Agreement and this Addendum shall be resolved in favor of the provisions of this Addendum.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.	Defined Terms: All defined and capitalized terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement.
2.	Amendment: Article 8 is modified and supplemented by the following addition:
 "The Company may, from time to time, in its absolute discretion, grant the Consultant an award of a certain amount of restricted shares of the common stock of the Company.
The Consultant shall be awarded one hundred thousand (100,000) common shares upon execution of this Addendum, which shares are subject to applicable resale restrictions".
3.	No Other Amendments: Except as otherwise expressly provided in this Addendum, all other terms, conditions and covenants set forth in the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Parties hereto have caused this Addendum to be duly executed and delivered as of this 3rd day of May, 2018, and certify that they have read, understood and agreed to the terms and conditions of this Addendum as set forth herein.
The Company                                                             The Consultant

Signature:  /s/Sotirios Leontaritis                           Signature: /s/Nikolaos Gemelos
HCi Viocare                                                              Nikolaos Gemelos
By its President
Sotirios Leontaritis